Exhibit 99.1

PTGi Sells North America Telecom for US$129 Million to York Capital Management

MCLEAN, VA – (MARKET WIRE) – May 10, 2013 – Primus Telecommunications Group, Incorporated (PTGi) (NYSE: PTGI), a global facilities-based integrated provider of advanced telecommunications products and services, announced that it has entered into a definitive agreement to sell its North American retail telecommunications operations in the United States and Canada to affiliates of York Capital Management, for approximately US$129 million.

The transaction will require PTGi stockholder approval and regulatory approvals, and is subject to customary closing conditions. The transaction is currently expected to close by the third quarter of 2013, with the exception of the closing of the sale of its PTI subsidiary which is expected to occur subsequent to the third quarter. The transaction is not subject to a financing condition.

One of the largest alternative consumer service providers in Canada based on net revenue, PTGi’s retail telecommunications operations in Canada provides international and domestic long-distance voice, local, broadband, Ethernet, hosted-VoIP and wireless services to SMEs, residential customers and government agencies. In the United States, PTGi provides international and domestic voice, data, business-class broadband, hosted IP-PBX, SIP trunking and VoIP services to SMEs and residential customers, and sales personnel offer business customers voice, data and hosted IP-PBX services.

Neil S. Subin, Chairman, stated, “This transaction represents a meaningful outcome of the board’s strategic process. The Board is considering alternatives for the deployment of the proceeds from this sale.”

The transaction was approved by the PTGi Board of Directors and the Special Committee of the Board of Directors.

Jefferies LLC is acting as exclusive financial advisor to the Special Committee of the Board of Directors of PTGi. BMO Capital Markets acted as exclusive financial advisor to York Capital Management.

About PTGi

PTGi (Primus Telecommunications Group, Incorporated) is one of the leading international wholesale service providers to fixed and mobile network operators worldwide. PTGi owns and operates its own global network of next-generation IP soft switches, and media gateways. Founded in 1994, PTGi is headquartered in McLean, Virginia.

About York Capital Management

York Capital Management is an investment firm established in 1991. The firm pursues a multi-strategy investment style and manages approximately $15 billion across several different investment strategies with offices in New York, London and Hong Kong.

Cautionary Statement Regarding Forward Looking Statements

This press release contains or incorporates a number of “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current expectations, and are not strictly historical statements. In some cases, you can identify forward-looking statements by terminology such as “if,” “may,” “should,” “believe,” “anticipate,” “future,” “forward,” “potential,” “estimate,” “opportunity,” “goal,” “objective,” “growth,” “outcome,” “could,” “expect,” “intend,” “plan,” “strategy,” “provide,” “commitment,” “result,” “seek,” “pursue,” “ongoing,” “include” or in the negative of such terms or comparable terminology. These forward-looking statements inherently involve certain risks and uncertainties and are not guarantees of performance or results, or of the creation of shareholder value, although they are based on our current plans or assessments which we believe to be reasonable as of the date hereof. Factors or risks that could cause our actual results to differ materially from the results are more fully described in our annual report, quarterly reports or other filings with the Securities and Exchange Commission, which are available through our website at www.ptgi.com. Factors that relate to the proposed divestiture of PTGi’s

North America Telecom operations include the risk that we may not obtain stockholder and regulatory approval of the transactions contemplated by the definitive agreement on the proposed terms and schedule; the risk that the transaction will impair our ability to maintain third party relationships following the announcement of the transaction; the risk that the parties may not be able to satisfy the conditions to closing of the transactions contemplated by the definitive agreement; and the risk that the transactions contemplated by the definitive agreement may not be completed in the time frame expected by the parties or at all. Other unknown or unpredictable factors could also affect our business, financial condition and results. Although we believe that the expectations reflected in the forward-looking statements are reasonable, there can be no assurance that any of the estimated or projected results will be realized. You should not place undue reliance on these forward-looking statements, which apply only as of the date hereof. Subsequent events and developments may cause our views to change. While we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so.

Investor Contact:

PTGi

Richard Ramlall, SVP Corporate Development and Chief Communications Officer

703-748-8050

ir@ptgi.com

LHA

Carolyn Capaccio/Jody Burfening

212-838-3777

ccapaccio@lhai.com